UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive

Irvine, CA 92618

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2009, the Board of Directors (the “Board”) of TigerLogic Corporation (the “Company”) elected Douglas G. Ballinger as a director to serve on the Board. Mr. Ballinger, 50, is President of PageDNA, a privately held company based in Redwood City, CA specializing in web-to-print software. Mr. Ballinger founded PageDNA in April 1997. From September 1991 to March 1997, Mr. Ballinger was a principal of Metagraphic, Inc., a Palo Alto based digital pre-media firm, and prior to that he was in sales with Pacific Lithograph Company of San Francisco. Mr. Ballinger holds a B.A. in History from Stanford University.

In connection with Mr. Ballinger’s appointment, the Board approved a stock option award to Mr. Ballinger to purchase up to 50,000 shares of the Company’s common stock under the Company’s 2009 Equity Incentive Plan and a standard form of agreement thereunder. In accordance with the Company’s policy, the grant date for this option is September 29, 2009 and the exercise price of the option is $2.50 per share. One-fourth of the shares subject to the option vests on the one year anniversary of the grant date, and 1/48th of the shares subject to the option vests in equal monthly installments thereafter. The shares subject to the option will become fully vested in the event of a change in control of the Company. Mr. Ballinger will also be eligible for the Company’s standard compensation program for the non-employee directors which provides for reimbursement for out-of-pocket expenses incurred in attending Board meetings and a cash payment of $1,000 for each Board meeting attended in-person; $500 for each Board meeting attended telephonically; and $250 for each meeting of the committees of the Board. Mr. Ballinger was not appointed to any committees of the Board.

In addition, on September 29, 2009, the Board approved a compensation adjustment for Thomas Lim, the Company’s Chief Financial Officer and Vice President of Finance, to increase his base annual salary from $175,000 to $200,000 effective immediately, and approved a stock option award to Mr. Lim to purchase up to 25,000 shares of the Company’s common stock under the Company’s 2009 Equity Incentive Plan and a standard form of agreement thereunder. In accordance with the Company’s policy, the grant date for this option is September 29, 2009 and the exercise price of the option is $2.50 per share. One-fourth of the shares subject to the option vests on the one year anniversary of the grant date, and 1/48th of the shares subject to the option vests in equal monthly installments thereafter. The shares subject to the option will become fully vested in the event of a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: October 1, 2009	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer